UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2017
CALPINE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-12079	77-0212977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

717 Texas Avenue, Suite 1000, Houston, Texas 77002
(Addresses of principal executive offices and zip codes)

Registrant's telephone number, including area code: (713) 830-2000

Not applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT INDEX

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On August 17, 2017, Calpine Corporation, a Delaware corporation (“Calpine” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Volt Parent, LP, a Delaware limited partnership (“Parent”), and Volt Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a subsidiary of Parent on the terms and conditions set forth in the Merger Agreement.
The board of directors of the Company (the “Board of Directors”) unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable and fair to, and in the best interests of, the Company and its stockholders, and approved and declared advisable the Merger Agreement and the transactions contemplated thereby.
At the effective time of the Merger (the “Effective Time”), each share of the Company’s common stock outstanding as of immediately prior to the Effective Time (other than common shares held directly by Parent or Merger Sub, common shares held by the Company as treasury stock, common shares that are subject to vesting or other applicable lapse restrictions, common shares held by any subsidiary of either the Company or Parent (other than Merger Sub), common shares held by Volt Energy Holdings, LP (“Volt Energy”), an affiliate of Energy Capital Partners III, LLC (“ECP”), and common shares pursuant to which dissenting rights under Delaware law have been properly exercised and not withdrawn or lost) will, at the Effective Time, cease to be outstanding and be converted into the right to receive $15.25 in cash, without interest (the “Merger Consideration”).
Pursuant to the Merger Agreement, (i) each of the Company’s stock options outstanding immediately prior to the Effective Time (whether vested or unvested) will be fully vested and canceled and converted into the right to receive an amount in cash, without interest and less applicable withholding taxes, equal to the product of (x) the excess, if any, of the Merger Consideration over the applicable exercise price per share of such stock option and (y) the number of shares of the Company’s common stock subject to such Company stock option, (ii) each share of the Company’s restricted stock outstanding immediately prior to the Effective Time (whether vested or unvested) will be fully vested and canceled and converted into the right to receive the Merger Consideration, without interest and less applicable withholding taxes, (iii) each of the Company’s restricted stock units outstanding immediately prior to the Effective Time (whether vested or unvested) will be fully vested and canceled and converted into the right to receive an amount in cash, without interest and less applicable withholding taxes, equal to the product of (x) the Merger Consideration and (y) the number of shares of the Company’s common stock subject to such restricted stock unit and (iv) each of the Company’s performance stock units outstanding immediately prior to the Effective Time (whether vested or unvested) will be fully vested and canceled and converted into the right to receive an amount in cash, without interest and less applicable withholding taxes, equal to the product of (x) the Merger Consideration and (y) the number of shares of the Company’s common stock subject to such performance stock unit determined by assuming that performance for the full or cumulative performance period is the higher of the target and actual performance (as determined by the Company based upon performance up until the closing of the Merger).
Parent has obtained equity financing and certain debt financing commitments to finance the transactions contemplated by the Merger Agreement and pay certain related fees and expenses. ECP and other members of a consortium led by ECP have committed to provide capital to Parent with an aggregate equity contribution of approximately $5.187 billion (excluding the implied value of shares of the Company’s common stock owned by Volt Energy), subject to the terms and conditions set forth in an equity commitment letter and subscription agreements, respectively, and Barclays Bank PLC (“Barclays”) has agreed to provide committed financing of up to $950 million under a 364-day bridge loan facility to bridge a portion of ECP’s equity commitment. The obligation of Barclays to provide debt financing pursuant to such bridge loan facility is subject to a number of customary conditions. In addition, in connection with the Merger, the Company will seek an amendment (the “Amendment”) to that certain Credit Agreement, dated as of December 10, 2010 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Existing Revolving Credit Agreement”), by and among the Company, the lenders party thereto, The Bank of Tokyo-Mitsubishi UFJ, Ltd., as administrative agent, and MUFG Union Bank, N.A., as collateral agent, and Barclays has agreed to provide committed financing of $1.1 billion to amend and restate, refinance or otherwise replace the Existing Revolving Credit Agreement in the event the Amendment is not effected. The obligation of Barclays to provide debt financing pursuant to such revolving credit facility is subject to a number of customary conditions.
The Merger Agreement provides that, during the period beginning on the date of the Merger Agreement and continuing until 12:01 a.m. (New York City time) on the 46th day following the date of the Merger Agreement (the “No-Shop Period Start Date”), the Company and its subsidiaries may (i) solicit, initiate, facilitate or encourage “Alternative Transaction Proposals” (as defined in the Merger Agreement) from third parties, including by way of furnishing information regarding the Company and its subsidiaries to such third parties (subject to entry into acceptable confidentiality agreements) and (ii) participate in any discussions or negotiations with respect to “Alternative Transaction Proposals” or otherwise cooperate in connection with or assist or participate in or facilitate any such discussions or negotiations or any effort or attempt to make any such “Alternative Transaction Proposals”. Prior to the No-Shop Period Start Date, the Company is prohibited from taking any of the actions described in the foregoing clauses

(i) and (ii) with respect to any third party who is, to the knowledge of the Company, a person that was identified by Parent to the Company as of the date of the Merger Agreement. Beginning on the No-Shop Period Start Date, the Company will become subject to customary “no shop” restrictions prohibiting the Company from soliciting, facilitating, encouraging, discussing, negotiating or cooperating with respect to any “Alternative Transaction Proposals” or providing information to or participating in any discussions or negotiations with third parties regarding alternative transaction proposals, subject to certain customary exceptions to permit the Board of Directors to comply with its fiduciary duties. The Company may continue to engage in the foregoing activities with any person or group from whom the Company has received a written “Alternative Transaction Proposal” after the execution of the Merger Agreement and prior to the No-Shop Period Start Date that the Board of Directors determines in good faith, after consultation with its advisors, constitutes, or would reasonably be expected to lead to, a “Superior Proposal” (as defined in the Merger Agreement) (each such person or group, an “Exempted Person”), until the earlier of 12:01 a.m. (New York City time) on the 106th day following the date of the Merger Agreement (the “Cut-Off Time”) and the time that such Exempted Person ceases to be an Exempted Person pursuant to the Merger Agreement.
The Board of Directors has unanimously resolved to recommend that the Company’s stockholders vote in favor of adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger. Notwithstanding the limitations applicable after the No-Shop Period Start Date, prior to obtaining the Company Stockholder Approval (as defined below), the Board of Directors may change its recommendation (an “Adverse Recommendation Change”) (A) upon the occurrence of a material event, fact, change, effect, development, condition or occurrence that affects or would be reasonably likely to affect the business, assets, properties, liabilities, results of operations or condition of the Company and its subsidiaries, taken as a whole, and that, among other things, (i) was not known (or, if known, the consequences of which were not reasonably foreseeable) by the Board of Directors at the time of execution of the Merger Agreement and (ii) does not relate to an “Alternative Transaction Proposal” (an “Intervening Event”) or (B) in response to a “Superior Proposal” from a third party that did not result from a breach of the “no-shop” restrictions, in the case of both preceding clauses (A) and (B), which the Board of Directors determines in good faith, after consultation with its advisors, that the failure to take such action would be inconsistent with the directors’ fiduciary duties to the Company’s stockholders under applicable law, or (C) in response to an “Alternative Transaction Proposal” from a third party that did not result from a breach of the “no-shop” restrictions and which the Board of Directors determines, in good faith, after consultation with its advisors, constitutes, or would reasonably be expected to lead to, a “Superior Proposal” (in which latter case the Company may also terminate the Merger Agreement to accept the “Superior Proposal” upon payment of a termination fee, as described below). Prior to taking the actions described above, the Company must provide Parent a four business day period during which the Company would be required (if Parent wishes) to negotiate in good faith with Parent and consider in good faith adjustments to the Merger Agreement proposed by Parent. After consideration of such adjustments, the Board of Directors may only effect an Adverse Recommendation Change or terminate the Merger Agreement, as applicable, if, with respect to a “Superior Proposal”, such “Superior Proposal” would continue to constitute a “Superior Proposal” if such adjustments were to be given effect and the Board of Directors determines in good faith, after consultation with its advisors, that the failure to effect an Adverse Recommendation Change or terminate the Merger Agreement would be inconsistent with the directors’ fiduciary duties to the Company’s stockholders under applicable law and, with respect to an Intervening Event, the Board of Directors determines in good faith, after consultation with its advisors, that the failure to effect an Adverse Recommendation Change would continue to be inconsistent with the directors’ fiduciary duties to the Company’s stockholders under applicable law.
The Company’s stockholders will be asked to vote on the adoption of the Merger Agreement at a special stockholders’ meeting that will be held on a date to be announced as promptly as reasonably practicable following the customary Securities and Exchange Commission (the “SEC”) review process. The consummation of the Merger is subject to a condition that the Merger Agreement be adopted by the affirmative vote of the holders of at least a majority of the outstanding shares of the Company’s common stock entitled to vote in accordance with Delaware law (the “Company Stockholder Approval”). The consummation of the Merger is also subject to (i) expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and receipt of approval from the Federal Energy Regulatory Commission and certain other regulatory consents and approvals, (ii) the absence of any applicable law, executive order, decree, ruling or injunction making illegal, prohibiting, restraining or enjoining consummation of the Merger, and (iii) other customary closing conditions.
The Merger Agreement contains certain termination rights, including, among others, the right of the Company to terminate the Merger Agreement to accept a “Superior Proposal”, subject to specified limitations and payment by the Company of a termination fee of $142 million or $65 million if the Company terminates the Merger Agreement in connection with its entry into an alternative transaction agreement providing for a “Superior Proposal” with an Exempted Person prior to the Cut Off Time. The Merger Agreement also provides that Parent will be required to pay the Company a reverse termination fee of $335 million or $100 million (the “Reverse Termination Fee”) under specified conditions. In the event the Reverse Termination Fee becomes payable by Parent, an ECP fund has entered into a limited guarantee with the Company to guarantee Parent’s obligation to pay the Reverse Termination Fee to the Company and make certain other specified payments to the Company, subject to the terms and conditions set forth in the limited guarantee.

In addition to the foregoing termination rights, and subject to certain exceptions and limitations, either party may terminate the Merger Agreement if the Merger is not consummated by August 17, 2018, which date may be extended by mutual written consent or by either the Company or Parent by written notice to the other party up to a date not beyond November 17, 2018 under specified conditions.
If the Merger is consummated, the Company’s common stock will be delisted from the New York Stock Exchange and deregistered under the Securities Exchange Act of 1934.
The Company, Parent and Merger Sub have made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants relating to (i) the conduct of the Company’s and its subsidiaries’ businesses in the ordinary course during the period between the execution of the Merger Agreement and the Effective Time, (ii) the types of transactions during such period that the Company and its subsidiaries may not engage in unless agreed to in writing by Parent, (iii) a meeting of the Company’s stockholders for the purpose of obtaining the Company Stockholder Approval and (iv) credit ratings and regulatory approvals.
The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be a complete description of all the parties’ rights and obligations under the Merger Agreement and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. The Merger Agreement has been included as an exhibit hereto solely to provide investors and securityholders with information regarding its terms. It is not intended to be a source of financial, business or operational information about the Company, ECP, Parent, any co-investor in Parent or their respective subsidiaries or affiliates. In addition, such representations, warranties and covenants (i) have been made only for purposes of the Merger Agreement, (ii) have been qualified by (A) certain matters specifically disclosed in publicly available reports filed by the Company with the SEC on or after December 31, 2015, but prior to the date of the Merger Agreement and (B) matters specifically described in a confidential disclosure letter delivered by the Company to Parent in connection with the Merger Agreement, (iii) are subject to materiality qualifications contained in the Merger Agreement, which might differ from what is viewed as material by an investor or a securityholder, and (iv) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact. Investors and securityholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public reports. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the documents that the Company files or has filed with the SEC.
Cautionary Statement Regarding Forward-looking Statements
This communication contains certain information, including financial estimates and statements as to the expected timing, completion and effects of the proposed merger between Calpine and a consortium led by ECP, which may constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, and actual results may differ materially. Such forward looking statements include, among others, statements about the benefits of the proposed transaction, including future financial and operating results, plans, objectives, expectations for Calpine and other statements that are not historical facts. Such statements are based on the current beliefs and expectations of the management of Calpine and are subject to significant risks and uncertainties outside of Calpine’s control. These risks and uncertainties include the possibility that the anticipated benefits from the proposed transaction with a consortium led by ECP will not be realized, or will not be realized within the expected time periods; the occurrence of any event, change or other circumstances that could give rise to termination of the proposed transaction agreement; the failure of Calpine’s stockholders to adopt the Merger Agreement; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the announcement of the proposed transaction; the retention of certain key employees at Calpine; risks associated with the disruption of management’s attention from ongoing business operations due to the proposed transaction; the inability to obtain necessary regulatory approvals of the proposed transaction or the receipt of such approvals subject to conditions that are not anticipated; the risk that a condition to closing the transaction may not be satisfied on a timely basis or at all; the risk that the proposed transaction fails to close for any other reason; the outcome of any legal proceedings related to the proposed transaction; the parties’ ability to meet expectations regarding the timing and completion of the proposed transaction; the impact of the proposed transaction on Calpine’s credit rating; and other risks described in Calpine’s Form 10-K, Form 10-Q and Form 8-K reports filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as otherwise required by law, Calpine does not undertake any obligation, and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It
This communication may be deemed solicitation material in respect of the proposed acquisition of Calpine by a consortium led by ECP. This communication does not constitute a solicitation of any vote or approval. In connection with the proposed transaction, Calpine plans to file with the SEC preliminary and definitive proxy statements and other relevant documents. The definitive proxy statement (when available) will be mailed to Calpine’s stockholders. INVESTORS AND SECURITYHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Calpine with the SEC from the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC at Calpine’s website at http://investor.calpine.com/investor-relations/default.aspx.
Participants in the Solicitation
Calpine and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Calpine’s stockholders in connection with the proposed transaction. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of Calpine’s directors and executive officers by reading Calpine’s Annual Report on Form 10-K, which was filed with the SEC on February 10, 2017, and proxy statement for its 2017 annual meeting of stockholders, which was filed with the SEC on March 29, 2017. Additional information regarding potential participants in such proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement and other relevant documents filed by Calpine with the SEC in connection with the proposed transaction when they become available.
ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of August 17, 2017, by and among Calpine Corporation, Volt Parent, LP and Volt Merger Sub, Inc.*
__________
* Schedules and certain exhibits are omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedules or exhibits to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALPINE CORPORATION

	By:	/s/ ZAMIR RAUF
Zamir Rauf
Executive Vice President and
Chief Financial Officer

Date: August 21, 2017

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of August 17, 2017, by and among Calpine Corporation, Volt Parent, LP and Volt Merger Sub, Inc.*
__________
* Schedules and certain exhibits are omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedules or exhibits to the Securities and Exchange Commission upon request.